Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated effective as of June 1, 2020, is by and among DNOW L.P., a Delaware limited partnership (the “Company”) and Dick Alario (“Executive” or “You”). The Company and Executive may be referred to herein individually as “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Company and Executive entered into an Employment Agreement dated November 1, 2019 (the “Employment Agreement”);

WHEREAS, Executive is employed as Chief Executive Officer (“CEO”) on an interim basis until the Company hires a permanent CEO;

WHEREAS, now that the Company is hiring a new CEO, the Parties have agreed that Executive will no longer be CEO; however, in lieu of resigning from the Company, Executive agrees to accept the position of Executive Vice Chairman; and

WHEREAS, the Parties now intend to amend the Employment Agreement in accordance with the terms hereof.

NOW, THEREFORE, for and in consideration of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the terms of the Employment Agreement as more particularly set forth below:

AMENDMENTS

1.    Title/Reporting Relationship. Paragraph 2 of the Employment Agreement is hereby amended and replaced in its entirety with the following:

Executive’s title is Executive Vice Chairman, and you will report to the Board of Directors of NOW Inc.

2.    Base Compensation. Paragraph 6 of the Employment Agreement is hereby amended and replaced in its entirety with the following:

Executive’s base compensation will be $650,000.00 per year (the “Base Compensation”). Base Compensation will be payable while you are employed hereunder in accordance with the Company’s payroll policies in effect from time to time, subject to such payroll and withholding deductions as may be required by law and, if applicable, other deductions (consistent with the Company’s policy for all employees) relating to your election to participate in the Company’s incentive, savings, retirement and other employee benefit plans.

3.	The Employment Agreement is further amended by adding thereto the following new paragraph to read as follows:

Confidential Information

During Executive’s employment with the Company, Executive has and will have access to and utilize the Company’s confidential and proprietary information (the “Confidential Information”) which is of value to the Company and the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes information developed by Executive in the course of Executive’s employment with the Company, as well as other information to which Executive has and will have access in connection with the employment by the Company. Executive acknowledges, understands and agrees that, as a condition to the Company’s execution of this Amendment, Executive will keep in confidence and trust all Confidential Information and will not use or disclose any such Confidential Information without the written consent of the Company.

4.

This Amendment embodies the entire agreement between the Company and Executive with respect to the amendment of the Employment Agreement. In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Amendment, the provisions of this Amendment shall control and govern.

5.

Except as specifically modified and amended herein, all of the terms, provisions, requirements and specifications contained in the Employment Agreement remain in full force and effect. Except as otherwise expressly provided herein, the Parties do not intend to, and the execution of this Amendment shall not, in any manner impair the Employment Agreement, the purpose of this Amendment being simply to amend and ratify the Employment Agreement, as hereby amended and ratified, and to confirm and carry forward the Employment Agreement, as hereby amended, in full force and effect.

6.	THIS AMENDMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the Company and Executive have executed and delivered this Amendment effective as of the Effective Date.

DNOW L.P.		DICK ALARIO

By:	/s/ Raymond W. Chang	By:	/s/ Dick Alario
Name:	Raymond W. Chang	Printed Name: Dick Alario
Title:	Vice President	Date: June 1, 2020
Date:	June 1, 2020